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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of earliest event reported): June 24, 1998, amended
                                  March 13, 2001



                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
             (Exact name of registrant as specified in its charter)



Delaware                              1-13925                    38-3389456
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)



                       755 West Big Beaver Road, Suite 800
                              Troy, Michigan 48084
             (Address of principal executive offices, with zip code)



       Registrant's telephone number, including area code: (248) 362-8800



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ITEM 5.  OTHER EVENTS.

On June 24, 1998, Championship Auto Racing Teams, Inc., a Delaware corporation (the "Company") entered into a Marketing Representation Agreement with ISL Marketing AG ("ISL"). Pursuant to the Marketing Representation Agreement, the Company appointed ISL as its exclusive representative for the solicitation and renewal of sponsorship agreements relating to the CART-sanctioned open-wheel racing series, including the CART Fed Ex Championship, the Indy Lights Championship (the "Indy Lights Series") and the Atlantics Championship (the "Atlantics Series"). Pursuant to the terms of the Marketing Representation Agreement, ISL guaranteed that it will generate minimum sums of sponsorship, as specifically set forth in the Marketing Representation Agreement, in cash and value in kind from sponsorship agreements relating to the CART Fed Ex Championship, the Indy Lights Series and the Atlantics Series. Failure to generate the specified minimum sponsorship funds requires that ISL pay the Company the difference between the amount actually generated and the specified sponsorship guarantee within thirty (30) days of the end of the calendar year to which the relevant portion of such minimum guarantee applies.

The Marketing Representation Agreement and the minimum guarantee pursuant thereto began in calendar year 1999. Under the terms of the Agreement, ISL was required to generate an aggregate minimum of $18.9 million in sponsorship funds during 1999, which represented an increase of 16.5% over the existing sponsorship agreements with the CART Fed Ex Championship Series, and an aggregate minimum of $20.5 million in sponsorship funds during 2000. The minimum guarantee escalates by 5-7 1/2 % per year per series over the level of the preceding year's minimum guarantee for the duration of the Agreement. Pursuant to the terms of the Agreement, ISL was required to generate sponsorship funds for the Company aggregating a minimum of $215-235 million during the nine (9) year term, unless earlier terminated and provided there was no negotiated reduction to the minimum sponsorship guarantee, as discussed below.

The term of the Marketing Representation Agreement is through December 31, 2007, unless earlier terminated as provided in the Agreement. The Agreement provides ISL with the right to negotiate a commercially reasonable reduction in the overall minimum guarantee relating to calendar year 2000 and beyond if the Company failed to satisfy certain requirements, as specifically set forth in the Marketing Representation Agreement. Failure of the parties to agree on a reduced minimum guarantee provided ISL with the right to terminate the Agreement.

On February 28, 2001, the Company received notice from ISL that it had terminated the Marketing Representation Agreement. The Company has filed a law suit against ISL. When the Marketing Representation Agreement was originally filed as an exhibit to the Company's Current Report on Form 8-K dated June 24, 1998, portions of the Agreement were omitted and filed separately with the Commission pursuant to a request for confidential treatment. Because the terms of the Agreement have been made public, the Company hereby amends this Current Report on Form 8-K to file the Marketing Representation Agreement in full.





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  10.1 Marketing Representation Agreement between ISL Marketing AG and the Company dated June 24, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of March, 2001.

                                           CHAMPIONSHIP AUTO RACING TEAMS, INC.


                                           By:  /s/ Thomas L. Carter
                                                -------------------------------
                                                Thomas L. Carter,
                                                Chief Financial Officer